                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                   Amendment 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BAYMONT CORPORATION
             (Exact name of Registrant as specified in its charter)

NEVADA                                                 71-0867612
-------------------------------                        ----------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)

8771 Charel Drive
Blaine, Washington                                     98230
------------------------------                         ---------
(Name and address of principal                         (Zip Code)
executive offices)

Registrant's telephone number, including area code:    (360) 371-3995

Approximate date of commencement of proposed sale      As soon as practicable
 to the public:                                        after the effective date
                                                       of this Registration
                                                       Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                    |__|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED     PROPOSED
CLASS OF                            MAXIMUM      MAXIMUM
SECURITIES                          OFFERING     AGGREGATE      AMOUNT OF
TO BE           AMOUNT TO BE        PRICE PER    OFFERING       REGISTRATION
REGISTERED      REGISTERED          SHARE (1)    PRICE  (2)     FEE (2)
--------------------------------------------------------------------------------
Common Stock    2,985,713 shares    $0.06        $179,142.76    $16.48
--------------------------------------------------------------------------------

(1)  This  price  was  arbitrarily  determined  by  Baymont  Corporation.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 312-6249
                          Agent for service of process

                    SUBJECT TO COMPLETION, Dated July 11, 2002


                                   PROSPECTUS


                               BAYMONT CORPORATION
                                2,985,713 SHARES
                                  COMMON STOCK
                             INITIAL PUBLIC OFFERING

                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Baymont Corporation will not receive any proceeds from this offering. We have set an offering price for these securities of $0.06 per share.


--------------------------------------------------------------------------------
                                                Proceeds to Selling Shareholders
                                                Before Expenses and
           Offering Price      Commissions      Commissions
           --------------      ----------       ------------

Per Share  $0.06               Not Applicable   $0.06

Total      $179,142.76         Not Applicable   $179,142.76

--------------------------------------------------------------------------------


Our  common  stock is presently not traded on any market or securities exchange.


                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 -10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------


                  The Date Of This Prospectus Is: July 11, 2002

                                Table Of Contents

                                                                          PAGE
                                                                          ----
Summary                                                                        4
Risk Factors                                                                   6
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
-  Because  our sole executive officer does not have formal
   training specific to the technicalities of mineral exploration,
   there is a higher risk our business will fail                             6
-  If we do not obtain additional financing, our business will fail          6
-  Because we have not commenced business operations, we face a high
   risk of business failure                                                  7
-  Because of the unique difficulties and uncertainties inherent in mineral exploration and the mining business, we face a high risk
   of business failure                                                       7
-  Because we anticipate our operating expenses will increase prior
   to our earning revenues, we may never achieve profitability               7
-  Because of the speculative nature of exploration of mineral properties, there is substantial risk that no mineral deposits
   will be found and this business will fail                                 7
-  Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we
   conduct our business                                                      7
-  Because access to our mineral claims may be restricted by inclement
   weather, we may be delayed in our exploration and any future efforts      8
-  Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our
   business to fail                                                          8
Risks Related To Legal Uncertainty
----------------------------------
-  As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase
   the anticipated cost of our exploration program                           8
Risks Related To This Offering
------------------------------
-  If a market for our common stock does not develop, shareholders
   may be unable to sell their shares                                        9
-  Because Our President, Mr. Alfredo De Lucrezia, Owns 66.8% Of Our
   Outstanding Common Stock and Serves As Our Sole Director, Investors
   May Find That Corporate Decisions Influenced By Mr. De Lucrezia Are
   Inconsistent with the Best Interests of Other Stockholders.               9
-  If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most
   likely decline                                                            9
Use of Proceeds                                                             10
Determination of Offering Price                                             10
Dilution                                                                    10
Selling Shareholders                                                        10
Plan of Distribution                                                        18
Legal Proceedings                                                           19
Directors, Executive Officers, Promoters and Control Persons                19
Security Ownership of Certain Beneficial Owners and Management              20
Description of Securities                                                   21

Interest of Named Experts and Counsel                                       23
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                 24
Organization Within Last Five Years                                         24
Description of Business                                                     24
Plan of Operations                                                          34
Description of Property                                                     36
Certain Relationships and Related Transactions                              36
Market for Common Equity and Related Stockholder Matters                    37
Executive Compensation                                                      39
Financial Statements                                                        41
Changes in and Disagreements with Accountants                               42
Available Information                                                       42

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

BAYMONT  CORPORATION

We are in the business of mineral exploration. To date, we have relied upon information on mineral exploration conducted by others and only recently commenced our mineral exploration activities. We have acquired a 75% undivided interest in four mineral claims known as the Bor Mineral Property located in the Omineca Mining District in the Province of British Columbia, Canada. The acquisition of our 75% interest in the Bor mineral claims was made through our wholly-owned subsidiary, Baymont Exploration, Inc. The claims were purchased from Lorne Warren. Our objective is to conduct mineral exploration activities on the mineral claims in order to assess whether it possesses potential for commercially exploitable reserves of silver or copper.

  A summary geological report has been prepared by our geologist on the Bor claims and phase one of the exploration of the claims is complete. Our geologist has recommended that we proceed to the second stage of this exploration program. Our proposed exploration program is designed to explore for potential commercially exploitable deposits of copper and silver minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of copper or silver on these mineral claims. We have relied on the soil sampling of a mining company and the discovery of chalcopyrite, iron pyrite and magnetite mineralization by loggers in the early 1970s. Lorne Warren, with whom we have a joint venture agreement, has conducted all recent exploration activities on the property.

The joint venture agreement with Lorne Warren calls for us to make the first $12,000 in expenditures on the Bor property, which must be made on or before December 31, 2002. Thereafter, Baymont will pay its proportionate share of 75% and Mr. Warren will pay his proportionate share of 25%. Each party's share may be reduced under certain conditions. Mr. Warren has been designated the initial operator of the joint venture program, entitling him to some additional compensation.

Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations. As of April 30, 2002, we had $64,925 in cash on hand and liabilities in the amount of $5,866.
Accordingly, our working capital position as of April 30, 2002 was $59,059. Since our inception through April 30, 2002, we have incurred a net loss of $36,512. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through stage two of our planned exploration program. Our working capital is sufficient to enable us to complete the second stage of our exploration program but funds for subsequent work, if indicated, may be insufficient.

We recently completed phase one of our exploration program and have received a report from our geologist. Six rock samples were analyzed which confirmed the presence of interesting amounts of copper, silver and minor gold, such amounts being anomalously higher by a factor of over 5 than background values commonly found in the surrounding rock. Two significant conductors which could potentially represent bounding fault/shear structures next to the known zone were detected. A zone is an area of distinct mineralization. The geologist's report recommended we proceed to phase two.

We were incorporated on December 21, 2001 under the laws of the state of Nevada. Our principal offices are located at 8771 Charrel Drive, Blaine, Washington 98230. Our telephone number is (360) 371-3995.

The  Offering

Securities Being Offered      Up to 2,985,713  shares  of  our  common stock.

Offering  Price               The  offering  price  of the common stock is $0.06
                              per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued             8,985,713  shares  of  our common stock are issued
And to be Issued              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We  will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

Summary  Financial  Information

Balance Sheet Data                             April 30, 2002
------------------                             --------------

Cash                                           $  64,925
Total Assets                                   $  64,925
Liabilities                                    $   5,866
Total Stockholders' Equity                     $  59,059

Statement of Loss and Deficit                  Three Months ended April 30, 2002
-----------------------------                  ---------------------------------

Revenue                                        $     Nil
Net Loss for the Period                        $ (25,767)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

Because our sole executive officer does not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. De Lucrezia, our sole executive officer and sole director, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current operating funds are less than necessary to complete the exploration of the mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of April 30, 2002, we had cash in the amount of $64,925. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out phase two of the recommended exploration program on the Bor mineral claims, we will require additional financing in order to complete any subsequent recommended exploration program. We will also require additional financing if the costs of the exploration of our 75% owned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the mineral property and silver and copper. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we have not commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on December 21, 2001 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining a summary geological report on our mineral claims. We have not earned any revenues as of the date of this prospectus.

Because of the unique difficulties and uncertainties inherent in mineral exploration and the mining business, we face a high risk of business failure

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mineral properties, there is substantial risk that no mineral deposits will be found and this business will fail

The search for valuable minerals as a business is extremely risky. Exploration for minerals is a speculative venture necessarily involving substantial risk.
The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration

Access to the Bor mineral claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our results of operations.

The property comprises four mineral claims with a total area of 247 acres, located 77 miles S.W. of Fort St. James, British Columbia. This is an essentially undeveloped area in the central part of British Columbia. The area consists of many mountains and lakes with heavy forestation. An unpaved logging road is the only access. Winters are often severe with rain, freezing rain, wind, and snow common between November and March, making the logging road unsafe for travel.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. De Lucrezia, our president, provides his management services to number of companies. Because we are in the early stages of our business, Mr. De Lucrezia will not be spending a significant amount of time to our business. Mr. De Lucrezia expects to expend approximately six hours per week on our business. Later, if the demands of our business require the full business time of Mr. De Lucrezia, he is prepared to adjust his timetable to devote more time to our business. However, it still may not be possible for Mr. Lucrezia to devote sufficient time to the management of our business, as and when needed, especially if the demands of Mr. De Lucrezia's other interests increase. Competing demands on Mr. De Lucrezia's time may lead to a divergence between his interests and the interests of other shareholders.



               Risks Related To Legal Uncertainty and Regulations

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out exploration program.

                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, that a public market may never materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because Our President, Mr. Alfredo De Lucrezia, Owns 66.8% Of Our Outstanding Common Stock and Serves As Our Sole Director, Investors May Find That Corporate Decisions Influenced By Mr. De Lucrezia Are Inconsistent with the Best Interests of Other Stockholders.

Mr. De Lucrezia is our sole director and is our president. He owns approximately 66.8% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. De Lucrezia may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. De Lucrezia to differ from the interest of other stockholders include the impact of a corporate transaction on the business, time required to be devoted by Mr. De Lucrezia to our business, and the ability of Mr. De Lucrezia to continue to manage our business in light of the anticipated corporate transaction.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,985,713 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 33.2% of the common shares outstanding as of the date of this prospectus.


                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         Determination Of Offering Price

The $0.06 per share offering price of our common stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. $0.06 represents twice the original selling price of the shares. Our director is of the view that given the early stage of the business, shareholders would be seeking to double their original investment to compensate for the risks involved.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,985,713 shares of common stock offered through this prospectus. The shares include the following:

     2,985,713 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on January 31, 2002;

The following table provides as of July 11, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.

--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Anita Blythe Abriotti                 60,000     60,000       NIL         NIL
258 Lilac Terrace
Sherwood Park, Alberta T8H 1Z2
Canada
--------------------------------------------------------------------------------
Gary Duthler                          66,700     66,700       NIL         NIL
11013 - 38 Street N.W.
Edmonton, Alberta T5W 2E7
Canada
--------------------------------------------------------------------------------
Timothy Hall                          83,334     83,334       NIL         NIL
955 Youville Drive N.W.
Edmonton, Alberta T6L 6T2
Canada
--------------------------------------------------------------------------------
Wes Patterson                         84,000     84,000       NIL         NIL
10917 - 120 Street
Edmonton, Alberta T5H 3P9
Canada
--------------------------------------------------------------------------------
Lynn Poeter                           83,334     83,334       NIL         NIL
410 Butchart Drive N.W.
Edmonton, Alberta T6R 1P9
Canada
--------------------------------------------------------------------------------
Brad Sorochan                         60,000     60,000       NIL         NIL
4 Oakpark Cres.
St. Albert, Alberta T8N 6L2
Canada
--------------------------------------------------------------------------------
Amber Sorochan                        60,000     60,000       NIL         NIL
4 Oakpark Cres.
St. Albert, Alberta T8N 6L2
Canada
--------------------------------------------------------------------------------

Table is continued from page 11
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Charby Holdings Inc.                  60,000     60,000       NIL         NIL
16122 - 89A Ave
Surrey, British Columbia V4N 2Z4
Canada
Beneficial Owner:
Rolly Charbonneau
--------------------------------------------------------------------------------
Rolly Charbonneau                     60,000     60,000       NIL         NIL
16122 - 89A Ave
Surrey, British Columbia V4N 2Z4
Canada
--------------------------------------------------------------------------------
Bruce Gunn                            60,000     60,000       NIL         NIL
301 - 9816 Hardin Street
Fort McMurray, Alberta T9H 4K3
Canada V6G 3C8
--------------------------------------------------------------------------------
Martha Kehler                         83,333     83,333       NIL         NIL
7074 Foothills Drive North
Vernon, British Columbia V1T 2Y4
Canada
--------------------------------------------------------------------------------
Catherine Johnson                     83,334     83,334       NIL         NIL
1875 - 104 Street N.W.
Edmonton, Alberta T6J 5J9
Canada
--------------------------------------------------------------------------------

Table is continued from page 12
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Gerald R. Johnson                     83,334     83,334       NIL         NIL
1875 - 104 Street N.W.
Edmonton, Alberta T6J 5J9
Canada
--------------------------------------------------------------------------------
Karen Cline                           83,334     83,334       NIL         NIL
11405 - 12 Avenue, N.W.
Edmonton, Alberta T6J 6W8
Canada
--------------------------------------------------------------------------------
D. John Cline                         83,334     83,334       NIL         NIL
11405 - 12 Avenue, N.W.
Edmonton, Alberta T6J 6W8
Canada
--------------------------------------------------------------------------------
Rocky Wispinski                       83,334     83,334       NIL         NIL
35, 51551 Range Road, 212A
Sherwood Park, Alberta T8G 1B2
Canada
--------------------------------------------------------------------------------
Maria J. Basaraba                     83,333     83,333       NIL         NIL
Box 57015
Sherwood Park, Alberta T8A 5L7
Canada
--------------------------------------------------------------------------------
Michelle Radostits                    66,667     66,667       NIL         NIL
652 Cheriton Cres. N.W.
Edmonton, Alberta T6R 2N2
Canada
--------------------------------------------------------------------------------
John Radostits                        66,667     66,667       NIL         NIL
#206 - 8616 51st Avenue
Edmonton, Alberta T6E 6E6
Canada
--------------------------------------------------------------------------------

Table is continued from page 13
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Lois Bourbeau                         83,334     83,334       NIL         NIL
7720 - 101A Avenue N.W.
Edmonton, Alberta T6A 0M4
Canada
--------------------------------------------------------------------------------
Marcel Bourbeau                       83,334     83,334       NIL         NIL
7720 - 101A Avenue N.W.
Edmonton, Alberta T6A 0M4
Canada
--------------------------------------------------------------------------------
AL CHARUK                             60,000     60,000       NIL         NIL
19 Kingsview Pointe
St. Albert, Alberta T8N 5M8
Canada
--------------------------------------------------------------------------------
Mike Sorochan                         60,000     60,000       NIL         NIL
19 Kingsview Pointe
St. Albert, Alberta T8N 5M8
Canada
--------------------------------------------------------------------------------
804993 Alberta Ltd.                   83,334     83,334       NIL         NIL
10215 - 178 Street
Edmonton, Alberta T5S 1M3
Canada
Beneficial Owner: James Behiels
--------------------------------------------------------------------------------

Table is continued from page 14
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Guthrie Investments Ltd.              83,334     83,334       NIL         NIL
Box 5144
Fort McMurray, Alberta T9H 3G2
Canada
Beneficial Owner: Laurie Guthrie
--------------------------------------------------------------------------------
Laurie Guthrie                        83,334     83,334       NIL         NIL
Box 5144
Fort McMurray, Alberta T9H 3G2
Canada
--------------------------------------------------------------------------------
Patricia Shapka                       80,000     80,000       NIL         NIL
703 Butterworth Drive N.W.
Edmonton, Alberta T6R 1P5
Canada
--------------------------------------------------------------------------------
Bradley Shapka                        78,000     78,000       NIL         NIL
703 Butterworth Drive N.W.
Edmonton, Alberta T6R 1P5
Canada
--------------------------------------------------------------------------------
Carmali Inc.                          82,000     82,000       NIL         NIL
109, 9920 - 63rd Avenue
Edmonton, Alberta T6E 0G9
Canada
Beneficial Owner: Brad Shapka
--------------------------------------------------------------------------------
Yvonne Beausoleil                     66,667     66,667       NIL         NIL
Box 2202
Lloydminster, SK, S9V 1R6
Canada
--------------------------------------------------------------------------------
Dan Beausoleil                        66,667     66,667       NIL         NIL
Box 2202
Lloydminster, SK, S9V 1R6
Canada
--------------------------------------------------------------------------------

Table is continued from page 15
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Velma Barros                          66,667     66,667       NIL         NIL
16 Ackerman Cres
Red Deer, Alberta T4R 3A8
Canada
--------------------------------------------------------------------------------
Kathleen T. Jacula                    65,000     65,000       NIL         NIL
8703 - 78 Avenue
Edmonton, Alberta T6C 0N5
Canada
--------------------------------------------------------------------------------
Oliver N. Szerze                      83,334     83,334       NIL         NIL
116 Ball Place
Fort McMurray, Alberta T9K 2E1
--------------------------------------------------------------------------------
636218 Alberta Ltd.                   83,334     83,334       NIL         NIL
201, 2705 Centre Street N.
Calgary, Alberta T2E 2V5
Canada
Beneficial Owner: Norma Reimer
--------------------------------------------------------------------------------
Gwen I. Zelyck                        83,334     83,334       NIL         NIL
11309 127 Street
Edmonton, Alberta T5M 0T9
Canada
--------------------------------------------------------------------------------

Table is continued from page 16
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Lee Zelyck                            66,667     66,667       NIL         NIL
PO Box 1254
Fort Qu'appelle, SK, S0G 1S0
Canada
--------------------------------------------------------------------------------
David G. Schayes                      66,667     66,667       NIL         NIL
8 Running Creek Pt.
Edmonton, Alberta T6J 6R6
Canada
--------------------------------------------------------------------------------
Brokley Holdings Ltd.                 83,334     83,334       NIL         NIL
465 Estate Drive
Sherwood Park, Alberta T8B 1L9
Canada
Beneficial Owner: Wes Patterson
--------------------------------------------------------------------------------
Lynn Dale                             83,334     83,334       NIL         NIL
465 Estate Drive
Sherwood Park, Alberta T8B 1L9
Canada
--------------------------------------------------------------------------------



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,985,713 shares of common stock outstanding on July 11, 2002.

None  of  the  selling  shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)     has  ever  been  one  of  our  officers  or  directors.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.06 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

Not  engage in any stabilization activities in connection with our common stock;

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of July 11, 2002 are as follows:

Directors:

Name of Director                  Age
--------------------              -----
Alfredo Javier del Lucrezia       35

Executive Officers:

Name of Officer                   Age     Office
--------------------              -----   -------
Alfredo Javier del Lucrezia       35      President, Secretary, and Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Alfredo Javier del Lucrezia is our president, secretary, treasurer and sole member of our board of directors. Mr. Lucrezia was appointed to our board of directors and as our president, secretary, and treasurer on December 21, 2001.

Since 1988, Mr. De Lucrezia has been the President and Co-Owner and in May 1999 became the sole owner of Tony's Painting and Decorating, a private company, which has been in operation since 1978. Mr. De Lucrezia is also the Co-Owner of Gala Events, a private company, which has been in operation since 1995. Mr. De Lucrezia does the accounting for and manages both of his private companies. During the period 1995 through 1998, Mr. De Lucrezia provided investor relations services for several public junior resource companies listed on the Vancouver Stock Exchange, including Canasia Industries Corp., Lucky Break Gold Ltd., Golden Temple Mining Corp. and International Croesus Ventures Corp. Mr. De Lucrezia is also a Director of Solaia Ventures Inc., a public company listed on the Canadian Venture Exchange. Mr. De Lucrezia has approximately five years experience as a director and/or officer of other mineral resource companies. Those companies were: Solaia Ventures, International Croesus Ventures, Orex Ventures, Universal Explorations, Tryx Ventures. Mr. De Lucrezia responsibilities with these resource companies included finding properties for acquisition, negotiating property agreements, general corporate bookkeeping and administration, plus liason with professionals and market makers. Mr. De Lucrezia is currently president and Chief Executive Officer of Universal Exploration Corporation, now a public company listed on the Canadian Venture Exchange. Mr. De Lucrezia has a Business Administration Diploma from Capilano College, of Vancouver, British Columbia. Mr. De Lucrezia speaks English, Spanish and Italian.

Mr. De Lucrezia has also served as a director and officer of the following companies:

1. Mr. De Lucrezia was a director and president of Aquistar Ventures (USA) Inc., a public company on the Over-The-Counter Bulletin Board from September 10, 1999 to February 14, 2001. In this position, Mr. De Lucrezia provided management services including finding properties for acquisition, negotiating property agreements, general corporate bookkeeping and administration, plus liason with professionals and market makers.

2. Mr. De Lucrezia has been a director and the president of Tasker Capital Corp., a public company on the Over-The-Counter Bulletin Board, from September 15, 1999 to February 8, 2002. In this position, Mr. De Lucrezia provided management services including finding properties for acquisition, negotiating property agreements, general corporate bookkeeping and administration, plus liason with professionals and market makers.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.


         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 11, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers, and (iv) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

--------------------------------------------------------------------------------
                Name and address         Number of Shares     Percentage of
Title of class  of beneficial owner      of Common Stock      Common Stock (1)
--------------------------------------------------------------------------------
Common Stock    Alfredo J. De Lucrezia   6,000,000 shares             66.8%
                Director, President,
                Secretary and Treasurer
                1059 Ross Road
                North Vancouver,
                British Columbia
                Canada V7K 1C4

Common Stock    All Officers and         6,000,000 shares             66.8%
                Directors as a
                Group (1 person)
--------------------------------------------------------------------------------
(1) The percent of class is based on 8,985,713 shares of common stock issued and outstanding as of July 11, 2002.

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 11, 2002, there were 8,985,713 shares of our common stock issued and outstanding that were held by forty-one
(41)  stockholders of record.  We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of

Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on December 21, 2001 under the laws of the state of Nevada.

We purchased a 75% undivided interest in four mineral claims located in the Omineca Mining Division of British Columbia, Canada from Lorne B. Warren on December 28, 2001.

Mr. Alfredo J. De Lucrezia has been our president, secretary, treasurer, sole director and sole promoter since our inception.

Mr. De Lucrezia acquired 6,000,000 shares of our common stock at a price of $0.001 US per share on December 21, 2001, the same day as our incorporation. Mr. De Lucrezia paid a total purchase price of $6,000 for these shares.


                             Description Of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 75% undivided interest in four mineral claims that we refer to as the Bor mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. No commercially viable mineral deposit may exist on our mineral claims. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess deposits of copper or silver. We can provide no assurance to investors that our mineral claims contain a mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludesfurther work programs are justified. At this time, we definitely have no reserves on our mineral claims. We do not have any plans in the foreseeable future to engage in a reverse merger or otherwise change or plan of business. We are not aware of any circumstances at this time which would make us change our plan of business.

Acquisition  of  the  Bor  Mineral  Claims

Through our wholly-owned subsidiary, we purchased a 75% undivided interest in a group of mineral claims known as the BOR Claims, being four mineral claims covering a total area of 247 acres located in the Omineca Mining Division of the Province of British Columbia, Canada on December 28, 2001.
The interest was purchased from Lorne B. Warren of Smithers, British Columbia, the beneficial owner of the claims, for US$2,500.

Joint  Venture  Agreement

We have also entered into a joint venture agreement dated December 28, 2001 with Mr. Warren to govern operation of the Bor claims. Under the terms of the Joint Venture Agreement, we will be responsible for the first $12,000 of exploration expenditures on the property. This expenditure must be made on or before December 31, 2002. Thereafter, the parties will be responsible to pay their proportionate shares of future exploration programs.

Under the terms of the exploration joint venture agreement with Lorne Warren, we have agreed to use our best efforts to explore the Bor mineral claims with the goal of eventually putting the property into commercial production should both a feasibility report recommending commercial productions be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. Both parties under the terms agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property remains in each party's proportion to its respective interest. Also, costs are to be met by each party in proportion to its interest. It is possible that results may be positive from the exploration program but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate not proceeding; in addition, the atmosphere for financing mineral exploration ventures may have an impact.

The feasibility report must be suitable for presentation to arm's length institutional lenders considering project financing, showing the feasibility of placing any part of the mineral claims into commercial production as a mine and must include a reasonable assessment of the various categories of ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring that part of the property into commercial production and the estimated cost. It must also include a description of the mining methods to be employed and a financial appraisal of the proposed operations. This bankable feasibility study will result in increased costs to us and a delayed timetable for our planned exploration activities while the study is conducted.

The first $12,000 of exploration expenditures made by us will not be included in the calculation of our proportionate share of the initial program or any other program. The interest of each party may be reduced and the other party's interest increased by an amount equal to share of the exploration costs they were obligated to pay. If the interest of either us or Mr. Warren is reduced to less than 15%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the joint venture agreement will be a 5% net proceeds of production royalty. The respective interests of each party could be increased or decreased from time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program; and/or (3) a party elects to pay less than its proportionate share of the costs for the program. If these terms operate to cause a party's interest in the property to be reduced to 15% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 5% of net proceeds of production royalty, subject to certain adjustments, payable within 60 days after the end of each calendar quarter, as and when any net proceeds of production are available for distribution.

The joint venture will terminate if one party acquires both a 100% interest and a 100% interest in the net proceeds of production. This is a standard provision in many joint venture agreements. Its purpose is to allow parties to sell their interest to each other, thereby causing one party to own both a 100% interest and a 100% interest in the net proceeds of production. If a party is diluted to the point of a 5% royalty interest, they may sell their royalty interest to the other party thus terminating the venture.

The proposed joint venture agreement provides for Mr. Warren to initially act as the operator of the joint venture program. Mr. Warren has carried out prospecting and placer mining on his own behalf since 1963. Since 1967, Mr. Warren's employers and clients have included Mastadon Highland Bell Mines, Phelps Dodge, Native Mines, Manex Mines, Bema, Grandby Mining Corp. from 1971 to 1979, Angel Jade Mines, Rubicon Mines and Asarco Ltd. In addition to prospecting, Mr. Warren is currently president and manager of CJL Enterprises Ltd. and Kengold Mines Ltd., providing exploration services to various clients and developing in-house projects. As compensation for head office overhead expenses that he, or subsequent operators, may incur as operator, the joint venture will pay the operator an amount equal to:

     (1)  with  respect  to  programs:
          a. 2% for each individual contract which expressly includes an overhead charge by the party contracted;
          b. 5% for each individual contract which exceeds $50,000 and is not subject to clause (1) a, above.
          c. 10% of all other costs not included in clauses (1) a and (1) b, above.
     (2)  with  respect  to  construction:  1%  of  all  other  such  costs;
     (3) subsequent to the completion date: 3.5 % of all operating costs. The completion date is the date approved by the management committee and on which commercial production begins.

To summarize, the above pay schedule results in the operator receiving a fee ranging from 1% to 10%. The exact percentage depends upon the nature of the agreement with contractors on the property and the work to be done.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party's interest; simple majority prevails and the management committee's decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Description  and  Location  of  the  Bor  Mineral  Claims

The property comprises four mineral claims with a total area of 247 acres, located 77 miles S.W. of Fort St. James, British Columbia. The claims are located 1.5 miles north of Tchentlo Lake, 77 miles by road from Fort St. James, British Columbia, Map No. 93N/3E. The claims are accessible by logging road. The claims were selected because they contained a relatively new find owned by a well known prospector, Lorne Warren, who had worked for our president Mr. De Lucrezia on other mineral projuects. Mr. De Lucrezia obtained information on the area from the British Columbia Department of Mines and Geological Consultants and Mr. De Lucrezia believed the timing was opportune to obtain this property at the price paid. Mr. De Lucrezia does not need to stake claims himself since a contractor may serve as his agent in British Columbia, Canada.

The Bor mineral claims were recorded with the Ministry of Energy and Mines, Province of British Columbia, Canada under the following names and claim numbers:

     Name of Mineral Claim          Grant Number         Expiry Date
     ---------------------          ------------         -----------

     BOR5                           372948               October 21, 2003
     BOR6                           372949               October 21, 2003
     BOR7                           372958               October 21, 2003
     BOR8                           372959               October 21, 2003


Title to the property's mineral claims was held in the name of Mr. Warren in trust for the parties in proportion to their respective interests as stipulated under the joint venture agreement, section 19.01. The Province of British Columbia owns the land covered by the mineral claims. Baymont's interest was formally recorded on May 17, 2002 and no trust exists any longer. To our knowledge, there are no native land claims that might affect our title to the mineral claims or to British Columbia's title of the property. There is no viable way for us to determine what claims, if any, certain aboriginal groups may make. The Government of British Columbia has adopted a policy that no private property rights will be expropriated to settle native claims.

Our mineral claims will expire on the dates indicated above unless they are extended. Sufficient work has already been completed on the property to maintain the claims in good standing without paying a filing fee to the Province of British Columbia in lieu of completing exploration work. Mineral claims of this type may be extended either by completing sufficient work and filing a report on the work completed on the mineral property with the British Columbia Ministry of Energy and Mines, or by paying a filing fee in lieu of performing the exploration work. The fee amount is approximately $100 per claim, per year in the first three years, and $200 per claim, per year afterwards, up to ten years.

Mr. Warren recorded these claims to cover the main area of potential copper and silver mineralization. Mr. Warren is the legal owner of the mineral claims but Mr. Warren and Baymont Exploration Inc., our wholly-owned subsidiary, are the beneficial owners of title to the mineral claims, and no other person or entity has any interest in the mineral claims. A bill of sale was executed on May 16, 2002 and filed on May 17, 2002 with the Minerals Title Branch, Energy and Minerals Division, Ministry of Employment and Investment, British Columbia to have our interest in these mineral claims legally recognized in the title to these claims.

Based on our completion of phase one, we have already conducted enough exploration to extend our mineral claims beyond the current expiry date of October 21, 2003.

Geological  Report

We engaged Mr. John R. Poloni to prepare a geological evaluation report on the Bor mineral claims. Mr. Poloni is a consulting geologist and registered professional engineer in the Geological Section of the Association of Professional Engineers of the Province of British Columbia, Canada. Mr. Poloni is also a member of the Canadian Institute of Mining and Metallurgy. He graduated from McGill University of Montreal, Canada with a B.Sc. Degree in Geology in 1964. Mr. Poloni has practiced his profession since 1964.

The work completed by Mr. Poloni in preparing the geological report consisted of the review of geological data from previous exploration. This data acquisition involved the research and investigation of historic files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims. The work involved in this data acquisition includes report reproduction and compilation of preexisting information.

We received the geological evaluation report on the mineral claims prepared by Mr. Poloni on January 20, 2002. This report is entitled "Summary Report on the Bor Mining Property For Baymont Exploration Inc." The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

Phase one exploration work was conducted on the property by Lorne Warren and his crew from January 28, 2002 to February 10, 2002. Six rock samples were analyzed which confirmed the presence of copper, silver and minor gold. Preliminary results from MMI, or mobile metal ion, soil sample geochemical survey were deemed very low by Mr. Warren and show MMI technology will not be a useful tool on these mineral claims. Rather, conventional soil geochemistry is indicated as a more efficacious and cost-effective method. Mobile Metal Ion is a process used to measure the mobile ions of metals from mineralization which have moved towards the surface and are loosely attached to soil particles, which can be sampled easily.

The electromagnetic receiver, or EM, geophysical survey conducted detected two significant conductors which could potentially represent bounding fault/shear structures next to the known zone. Bounding fault/shear structures refers to structures bordered by faults or shears, which are breaks in the continuity of a body of rock or of a vein, with dislocation along the plane or fracture. A conductor is a body or volume of rock that is more susceptible, or more visible, to electric and or electromagnetic currents. An electromagnetic receiver is a tool that enables geologists to locate conductors, which can be precious metals. Geologists utilize an EM Grid to facilitate surveys. The grid divides the surface into measured zones making surveying more systematic and easier to record results.

Mr. Warren recommended further work be conducted. This phase two will increase the size of the target area size and evaluate the potential for a large porphyry copper deposit on the claim by expanding the old soil sample lines using conventional techniques to analyze the samples and extending the EM grid at the same time. A porphyry copper deposit is a deposit of dissiminated copper minerals in or around a large body of intrusive rock.

On March 1, 2002, Mr. Poloni, our consulting geologist, completed his review the phase one work results on our Bor mineral claims as prepared by Mr. Warren. Mr. Poloni concurred that the results were favorable and he recommended we proceed to the next phase of our exploration program.

Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the summary geological report that we obtained from Mr. Poloni. The general area of the mineral claims was originally investigated in 1970. This was a follow-up based on interesting finds of copper soil geochem anomalies located near what are now the Bor Mining Claims. Geochem anomalies are any departure from the norm of soil, rock or silt which may indicate the presence of mineralization in the underlying bedrock. The property is owned by the Province of British Columbia.

The following summary of the exploration history of the mineral claims is based on Mr. Poloni's description in the summary report.


1. The earliest activities in the area of the mineral claims began in the 1970 after copper soil geochem anomalies were located nearby;

2. In 1981, Placer Development Ltd. conducted further soil sampling and geophysics near, but not on, the mineral claims;

3. In the fall of 1999, chalcopyrite, iron pyrite and magnetite mineralization were discovered by loggers excavating a rock pit at 20.5 km, or 12.74 miles, on a road named the "T-road".

We acquired the property in December 2001 from Lorne B. Warren. Mr. Warren had acquired the property by staking claims over the area in October 2000.

Geology  of  the  Mineral  Claims

The Bor mineral claims occur in a region near the southern end of the South Hogem Batholith. A batholith is a large body of igneous rock, bounded by irregular, cross-cutting surfaces or fault plates and believed to have crystallized at a considerable depth below the earth's surface. The South Hogem Batholith is a complex, triple-phase, composite calc - alkaline to alkalic group of plutons. Triple phase means three different intrusive events in the same area from the same source. These plutons, which are rocks of igneous origin that were formed at great depths, have ages that span from the Lower Jurassic to the Lower Cretaceous periods. Igneous rocks or those rocks that solidified from molten or partially molten material, i.e., from a magma. They intrude coeval (contemporaneous) volcanic and sedimentary rocks named the Takia Group, meaning a million years old, which are bounded immediately on the west by the Pinchi fault and 45 miles east by the Manson Fault. This Graben Structure is tectonically more commonly referred to as the Quesnel Trough. It includes intrusive volcanic and sedimentary rocks. A Gaben is an elongate, relatively depressed crustal unit or block that is bounded by faults on its long sides. It is a structural form that may or may not be geomorphologically expressed as a rift valley

The land comprising the Bor mineral claims has been interpreted to be underlain by the Hogem Batholith. The gabbros are coarse-grained, dark green rock, consisting principally of orthoclase, augite and magnetite. The synodiorites are generally green, medium to coarse-grained, highly magnetic rocks composed of quartz, k-feldspar, plagioclase feldspar, horneblend, biotite, chlorite and magnetite. Both rock types are mineralized by pyrite ranging from trace to 5%.

In the Bor pit, the open fractures on the margins of the breccia fragments have been filled with chalcopyrite, magnetite, and pyrite in masses up to two feet in diameter. Very little alteration minerals occur with the mineralization. This indicates late stage solutions. No significant chalcopyrite occurs in the top
7.0 feet of the pit exposure, which may explain why no copper mineralization was found during surface prospecting of the Bor pit area. An unusual environment is indicated based on poor copper soil geochemical values over a significant copper showing at this location.

Phase one tested for covered copper and silver mineralization. An electromagnetic receiver, or E.M., was used on three test lines on strike from the Bor showing and two test lines of mobile metal ion, or MMI, soil geochemical surveys. These tests were used to ascertain if the exposed mineral is recognized by these methods and continues on trend under cover. Rock samples were also examined. These samples will be used to confirm or deny the presence and quantity of copper or silver mineralization.

Recommendations  of  Geological  Reports

In his summary geological report, Mr. Poloni recommended the completion of two phases of a geological work program on the Bor mineral claims, targeting the southern end of the South Hogem Batholith, subject to the results of phase one. On March 1, 2002, Mr. Poloni completed his review of the phase one work results and recommended our proceeding to phase two.

As phase one is now complete, phase two is the next action to be accomplished in our business plan. The second phase of the recommended exploration program's primary purpose will be to build upon and extend the work conducted in phase one. Phase two will increase the size of the target area and evaluate the potential for a large porphyry copper deposit on the claim, by expanding the old soil sample lines using conventional techniques to analyze the samples extending the EM grid at the same time.

The  budget  for  the  first  phase  of  the  work  program  was  as  follows:

     Mob and Demobilization                        $  400
     Vehicle and Snowmobile Rental                 $  400
     Room and Board, 2 men @ $75/day x 4 days      $  600
     Labor, 2 men at $250/day x 4 days             $2,000
     Rock Sample Assays x 4                        $   50
     Mobile Metal Ion Soil Analysis x 8            $  250
     Electromagnetic 16 Rend and Field Supplies    $  100
     Supervision and Support                       $  300

                                                   ------
     Total Phase One                               $4,100
                                                   ======

The cost for the second phase of the exploration program is projected to be as follows:


1.   Phase 2 - Total Phase Two Budget              $7,800
                                                   ======


The total cost for these two phases of the exploration program is thus estimated to be $11,900. Our working capital position as of April 30, 2002 was $59,059. Accordingly, we will not require additional financing in order to complete these two initial phases of this exploration program but any additional work recommended after completion of the second phase may require additional financing. No additional work is planned at this time.

The geological review and interpretations required in phases one and two of the exploration program have been and will continue to be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review is to determine if there is sufficient indication of mineralization to warrant additional exploration. Positive results at each stage of the exploration program would be required to justify continuing with the next phase. Such positive results would include the identification of the zones of mineralization. As mentioned, positive results have been achieved for the phase one work program and the commencement of work on phase two is considered justified.

Current  State  of  Exploration

Our mineral claims presently do not have any mineral reserves. The property that is the subject to our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and no mineral reserves may ever be found.

Geological  Exploration  Program

We accepted the recommendations of the summary report dated January 20, 2002 and have now completed phase one of the geological exploration program. Based on the recommendation of our geologist, we have decided to proceed to phase two. A decision on proceeding beyond the planned phase two will be made by assessing whether the results of phase two were sufficiently positive to enable us to obtain the financing we will need for us to continue through additional phases of the exploration program. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment and an evaluation of our cash reserves after the completion of stage two. The decision whether or not to proceed will be based on the recommendations of our geological consultant. The decision of the consultant whether or not to recommend proceeding will be based on a myriad of factors, including his subjective judgment and will depend primarily on the results of the immediately preceding phase. It is impossible to quantify in advance what will be sufficiently positive.

We do not currently have any plans for a Phase III because Phase III, if recommended by our geologist, will depend upon the results of Phase II. Costs will depend on recommendations, which cannot be made until Phase II is completed.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for sale of same. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance  with  Government  Regulation

We have incorporated a British Columbia subsidiary, Baymont Explorations Inc., to avoid the need to incorporate extra-provincially. Baymont Explorations Inc. is a wholly-owned subsidiary of Baymont Corporation. All activities on the mineral claim will be conducted through this subsidiary.

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Baymont and its subsidiary is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

 The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases which are long term entitlements to minerals, designed as production tenures. The Mineral Tenure Act does not apply to minerals held by crown grant or by freehold tenure.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral
Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a Free Use Permit or a License to Cut must be issued by the Ministry of Forests. Items such as waster and waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We have completed phase one of the work program including a review of phase one and recommendations from the geologist. The first phase consisted of grid layout and placement of two soil geochemistry lines with eight test sample sites for Mobile Metal Ion, or MMI, and rock sampling to confirm the presence of copper or silver mineralization and three test electromagnetic, or E.M., lines at 1,500 yards. Phase two will include additional follow-up on the electromagnetic test lines. It will also include conventional soil geochemistry, further sampling and geology.

We have not budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. British Columbia law requires that a holder of title to mineral claims must spend at least CDN$100 per mineral claim unit per year in order to keep the property in good standing, which we have done. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the British Columbia Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed.

Employees

We have no employees as of the date of this prospectus other than Mr. De Lucrezia, our sole officer.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have incorporated a wholly-owned British Columbia subsidiary, Baymont Explorations Inc. All activities on the mineral claim will be conducted through this subsidiary.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Reports  to  Security  Holders

As we are not required to provide annual reports to security holders at this time, we do not intend to do so. We plan to register as a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required.


                               Plan Of Operations

We have completed phase one of our planned two-phase exploration program on the Bor property and, together with phase two, expect the total cost for both phases to be approximately $11,900 to assess its potential to host copper and silver. Phase one, consisting of rock sampling and electromagnetic geological surveys, was completed at a cost of $4,100. Following this successful completion of Phase I, we now plan to undertake a second phase consisting of electromagnetic and soil sample surveys and geology.

Our business plan is to proceed with the exploration of the Bor mineral claims to determine whether there are mineral deposits of copper and silver. The first phase has been completed and our geologist has recommended proceeding to phase two. We estimate that phase two of the geological exploration program will cost approximately $7,800. We had $64,925 in cash reserves as of April 30, 2002. Accordingly, we are able to proceed with phase two of the exploration program without additional financing.

Mr. Poloni, our geologist, will be engaged to oversee the second phase of the work program; however this will not happen until the spring/summer season, as weather permits. Typically, the area is accessible from April through October, with intermittent access possible as weather conditions permit. We anticipate that we will receive the results of this phase of exploration by October 2002 but an early snowfall could cause us some difficulty and affect accessibility to the property. Such difficulty would necessitate the use of snowmobiles instead of trucks which would cause a very slight delay of one day in and one day out for the added cost of about $1,500. We will assess the results of this program upon receipt of Mr. Poloni's report.

During this exploration stage, our president will only be devoting approximately six hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work has been and will continue to be performed by outside consultants. In future, if the demands of our business require more business time of Mr. De Lucrezia, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, it is possible that Mr. De Lucrezia may not be able to devote sufficient time to the management of our business at the times needed.

We are proceeding to phase two of our geological exploration program following the recommendation of our geologist based upon an assessment of the results of phase one. We anticipate that we will have sufficient cash reserves to proceed. In making the determination to move to phase two, we reviewed the conclusions and recommendations that we received from Mr. Poloni based on his geological review of the results of the first phase. This assessment included an appraisal of our cash reserves after the completion of phase one and the market for financing of mineral exploration projects at the time of our assessment. We anticipate that this phase will proceed in the spring/summer 2002, weather permitting.

If additional work is recommended following phase two, additional funding may be required. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we may not be able to raise sufficient funding from the sale of our common stock to fund additional phases, if any, of the exploration program. We believe that debt financing will not be an alternative for funding phase two of the exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. Traditional debt financing is not available at the early stages of exploration in which we are currently involved. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. $7,800 in connection with the completion of the second phase of our recommended geological work program, if we decide to proceed with this phase;

2. $20,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of $64,925 as of April 30, 2002. Our total expenditures over the next twelve months are anticipated to be approximately $27,800. Accordingly, we will not require additional financing to fund our operations for the next twelve months. In the next twelve months, we do not plan to make any purchases or sales of significant equipment, nor do we plan to make any significant changes in our number of employees.

Additional financing, if needed, may not be available. If we do not obtain additional financing necessary to conduct our exploration, we may consider bringing in an additional joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we may not ever be able to locate a joint venture partner who will assist us in funding our exploration of the Bor mineral claim.

Results  Of  Operations  For  Period  Ending  April  30,  2002

We did not earn any revenues during the period ending April 30, 2002. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

We incurred operating expenses in the amount of $36,512 for the period from inception on December 21, 2001 to April 30, 2002. These operating expenses included: (a) payments of $2,500 in connection with our acquisition the Bor mineral claims and exploration costs in connection of the Bor mineral claims,
(b) rent of $537 and (c) professional fees in the amount of $31,958 in connection with our corporate organization and this registration statement. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of phase one of our geological exploration program and the professional fees to be incurred in connection with the filing of amendments to this registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $36,512 for the period from inception to April 30, 2002. Our loss was attributable entirely to operating expenses.

Liquidity  and  Capital  Resources

We had cash of $64,925 as of April 30, 2002, and had working capital of $59,059 as of April 30, 2002.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We have a 75% undivided interest in the Bor mineral claims. We do not own any property other than our interest in the Bor mineral claims. We rent shared office space at 8771 Charrel Drive, Blaine, Washington at a cost of $125 per month with a move-in fee of $200. This rental is on a month-to-month basis without a formal contract.


                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;

- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Alfredo J. De Lucrezia acquired 6,000,000 shares of our common stock in his own name at a price of $0.001 per share on December 21, 2001. Mr. De Lucrezia paid a total purchase price of $6,000 for these shares.

            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-one (41) registered shareholders.

Rule  144  Shares

A total of 6,000,000 shares of our common stock will be available for resale to the public after December 21, 2002 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. The following additional shares of our common stock will also be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933: 2,985,713 shares after January 31, 2003.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 89,857 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 6,000,000 of the total shares that may be sold pursuant to Rule 144 after December 21, 2002.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended January 31, 2002.


--------------------------------------------------------------------------------
                   Annual Compensation        Long Term Compensation
                   -------------------        ----------------------
                                        Other                            All
                                        Annual                           Other
                                        Com-                             Com-
                                        pen-   Restricted                pen-
                                        sa-    Stock  Options/*  LTIP    sa-
Name       Title    Year  Salary  Bonus tion   Awarded SARs(#) payouts($)tion
----       -----    ----- ------  ----- ------ ------- ------- --------- ------
Alfredo  President, 2001/2  $0      0     0       0       0       0        0
J. De    Secretary
Lucrezia and
         Treasurer
--------------------------------------------------------------------------------

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we determine to proceed with additional exploration programs beyond the first phase program.

We do not pay to our directors any compensation for each director serving as a director on our board of directors.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal agreements. Mr. Warren has undertaken the work program for the estimated cost and Mr. Poloni bills at his usual professional rates. Our verbal agreement with our geologist includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services. Additionally, we have a verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates. Finally, we rent our office space from Amteck Financial Consultants Inc. based upon a verbal month to month lease at a rate of $125.00 per month.

Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended January 31, 2002. We have also not granted any stock options to the executive officers since January 31, 2002.

                              Financial Statements

Index  to  Financial  Statements:

1. Audited consolidated financial statements for the period ended January 31, 2002, including:

     (a)  Auditors'  Report

     (b)  Consolidated Balance  Sheet;

     (c)  Consolidated Statement  of  Loss  and  Deficit;

     (d)  Consolidated Statement  of  Cash  Flows;

     (e)  Consolidated Statement  of  Stockholders'  Equity;  and

     (f)  Notes  to  Consolidated  Financial  Statements.

1. Unaudited consolidated financial statements for the three month period ended April 30, 2002, including:

     (a)  Consolidated Balance  Sheet;

     (b)  Consolidated Statement  of  Loss  and  Deficit;

     (c)  Consolidated Statement  of  Cash  Flows;

     (d)  Consolidated Statement  of  Stockholders'  Equity;  and

     (e)  Notes  to  Consolidated Financial  Statements.

                               BAYMONT CORPORATION
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT




To  the  Directors
Baymont  Corporation
(An  exploration  stage  company)

We have audited the consolidated balance sheet of Baymont Corporation (an exploration stage company) as at January 31, 2002 and the consolidated statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception, December 21, 2001, to January 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2002 and the results of its operations and cash flows for the period from inception, December 21, 2001, to January 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the consolidated financial statements, the Company incurred a net loss of $8,245 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                   /s/ Morgan  &  Company
February  18,  2002                                  Chartered  Accountants


                             BAYMONT  CORPORATION
                         (An Exploration Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------
ASSETS
Current
  Cash                                                              $ 90,124

  Mineral Property Interest (Note 3)                                       -
                                                                   ---------
                                                                    $ 90,124
============================================================================

LIABILITIES

Current
  Accounts payable                                                  $  5,298
                                                                   ---------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with a par value of $0.001 per share
    100,000,000 preferred shares with a par value of $0.001 per share

  Issued:
    8,985,713 common shares                                            8,986

  Additional paid-in capital                                          86,585

Deficit Accumulated During The Exploration Stage                     (10,745)
                                                                   ---------
                                                                      84,826
                                                                   ---------
                                                                    $ 90,124
============================================================================


                            BAYMONT  CORPORATION
                         (An Exploration Stage Company)

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT

          PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                            (Stated in U.S. Dollars)





Expenses
  Mineral property payment                          $    2,500
  Rent                                                     200
  Professional fees                                      8,045
                                                     ---------
Net Loss For The Period And Deficit, End Of Period  $   10,745
==============================================================

Net Loss Per Share                                  $     0.01
==============================================================


Weighted Average Number Of Shares Outstanding        6,071,136
==============================================================



                               BAYMONT  CORPORATION
                            (An Exploration Stage Company)

                         CONSOLIDATED STATEMENT OF CASH FLOWS

            PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                               (Stated in U.S. Dollars)





--------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net loss for the period                                              $(10,745)

Adjustments To Reconcile Net Loss To Net Cash
 Used By Operating Activities
  Change in accounts payable                                              5,298
                                                                       ---------
                                                                         (5,447)
                                                                       ---------

Cash Flows From Financing Activity
  Issue of share capital                                                 95,571
                                                                       ---------

Increase In Cash And Cash, End Of Period                               $ 90,124
================================================================================



                               BAYMONT  CORPORATION
                           (An Exploration Stage Company)

                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

           PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                              (Stated in U.S. Dollars)




                                                              DEFICIT
                                   COMMON STOCK               ACCU-
                            --------------------------        MULATED
                                NUMBER OF         ADDITIONAL  DURING THE
                                COMMON     PAR    PAID IN     EXPLORATION
                                SHARES    VALUE   CAPITAL     STAGE      TOTAL
                            -------------------------------------------------------
Shares issued for cash at $0.001  6,000,000  $6,000  $      -  $      -   $  6,000

Shares issued for cash at $0.03   2,985,713   2,986    86,585         -     89,571

Net loss for the period                   -       -         -   (10,745)   (10,745)
                            -------------------------------------------------------
Balance, January 31, 2002         8,985,713  $8,986  $ 86,585  $(10,745)  $ 84,826
                            =======================================================


                               BAYMONT CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company  was  incorporated  in the State of Nevada, U.S.A., on December 21,
2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $10,745 for the period from December 21, 2001 (inception) to January 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                               BAYMONT CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

  a)   Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary, Baymont Explorations Inc.

  b)   Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  c)   Use  of  Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  d)   Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

    i)   monetary items at the rate prevailing at the balance sheet date;
    ii)  non-monetary items at the historical exchange rate;
    iii) revenue and expense at the average rate in effect during the applicable accounting period.

  e)   Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                               BAYMONT CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

  f)   Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.


3.     MINERAL  PROPERTY  INTEREST

By an agreement dated December 28, 2001, the Company acquired a 75% interest in the BOR Claims located in British Columbia, Canada, in consideration of a cash payment of $2,500.

Concurrently with the execution of this agreement, the Company entered into a joint venture agreement with the vendor of the property. The joint venture agreement requires that the Company expend an initial $12,000 on the property by December 31, 2002 with all further expenditures split 75% for the Company and 25% for their joint venture partner.


4.     CONTINGENCY

Under the terms of the joint venture agreement, either party's interest in the joint venture will be reduced proportionately for failure to contribute to exploration costs incurred pursuant to the agreement.

                               BAYMONT CORPORATION
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)


                              BAYMONT  CORPORATION
                         (An Exploration Stage Company)

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)



----------------------------------------------------------
                                     APRIL 30   JANUARY 31
                                        2002       2002
----------------------------------------------------------

ASSETS

Current
  Cash                                $ 64,925   $ 90,124

Mineral Property Interest (Note 4)           -          -
                                      --------------------

                                      $ 64,925   $ 90,124
==========================================================

LIABILITIES

Current
  Accounts payable                    $  5,866   $  5,298
                                      --------------------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with
     a par value of $0.001 per share
    100,000,000 preferred shares with
     a par value of $0.001 per share

  Issued:
    8,985,713 common shares              8,986      8,986

  Additional paid-in capital            86,585     86,585

Deficit Accumulated During
 The Exploration Stage                 (36,512)   (10,745)
                                      --------------------
                                        59,059     84,826
                                      --------------------

                                      $ 64,925   $ 90,124
==========================================================


                              BAYMONT  CORPORATION
                       (An  Exploration  Stage  Company)

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)


------------------------------------------------------------------
                                            THREE       INCEPTION
                                            MONTHS     DECEMBER 21
                                            ENDED         2001 TO
                                           APRIL 30      APRIL 30
                                             2002          2002
------------------------------------------------------------------

Expenses
  Mineral property payment                 $        -  $ 2,500
  Office and sundry                               157      157
  Professional fees                            23,913   31,958
  Rent                                            337      537
  Transfer agent fees                           1,360    1,360
                                           -----------------------

Net Loss For The Period                        25,767   36,512

Deficit Accumulated During The Exploration
 Stage, Beginning Of Period                    10,745        -
                                           -----------------------
Deficit Accumulated During The
 Exploration Stage, End Of Period          $   36,512  $36,512
==================================================================

Net Loss Per Share                         $     0.01
======================================================

Weighted Average Number
 Of Shares Outstanding                      8,985,713
======================================================


                             BAYMONT  CORPORATION
                       (An  Exploration  Stage  Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)



--------------------------------------------------------------
                                          THREE     INCEPTION
                                          MONTHS   DECEMBER 21
                                           ENDED     2001 TO
                                         APRIL 30    APRIL 30
                                            2002       2002
--------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                 $(25,767)  $(36,512)

Adjustments To Reconcile Net Loss To
 Net Cash Used By Operating Activities
  Change in accounts payable                   568      5,866
                                          --------------------
                                           (25,199)   (30,646)
                                          --------------------

Cash Flows From Financing Activity
  Issue of share capital                         -     95,571
                                          --------------------

Increase (Decrease) In Cash                (25,199)    64,925

Cash, Beginning Of Period                   90,124          -
                                          --------------------

Cash, End Of Period                       $ 64,925   $ 64,925
==============================================================


                               BAYMONT  CORPORATION
                        (An  Exploration  Stage  Company)

                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                   APRIL 30, 2002
                                    (Unaudited)
                              (Stated in U.S. Dollars)



                                         COMMON STOCK            DEFICIT
                                  ---------------------------  ACCUMULATED
                                  NUMBER OF        ADDITIONAL   DURING THE
                                   COMMON     PAR    PAID IN   EXPLORATION
                                   SHARES    VALUE   CAPITAL      STAGE     TOTAL
                                  -------------------------------------------------
Shares issued for cash at $0.001  6,000,000  $6,000  $      -  $      -   $  6,000

Shares issued for cash at $0.03   2,985,713   2,986    86,585         -     89,571

Net loss for the period                   -       -         -   (10,745)   (10,745)
                                  -------------------------------------------------

Balance, January 31, 2002         8,985,713   8,986    86,585   (10,745)    84,826

Net loss for the period                   -       -         -   (25,767)   (25,767)
                                  -------------------------------------------------

Balance, April 30, 2002           8,985,713  $8,986  $ 86,585  $(36,512)  $ 59,059
                                  =================================================


                               BAYMONT CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited consolidated financial statements as of April 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the January 31, 2002 audited consolidated financial statements and notes thereto.


2.     OPERATIONS

Organization

The  Company  was  incorporated  in the State of Nevada, U.S.A., on December 21,
2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $36,512 for the period from December 21, 2001 (inception) to April 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                               BAYMONT CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary, Baymont Explorations Inc.

b)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Joint  Venture

The Company's exploration activity will be conducted jointly with another party and, accordingly, the Company will only account for its proportionate interest in such activity.

d)     Use  of  Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

                               BAYMONT CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
    ii)   non-monetary  items  at  the  historical  exchange  rate;
   iii) revenue and expense at the average rate in effect during the applicable accounting period.

f)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.


4.     MINERAL  PROPERTY  INTEREST

By an agreement dated December 28, 2001, the Company acquired a 75% interest in the BOR Claims located in British Columbia, Canada, in consideration of a cash payment of $2,500.

Concurrently with the execution of this agreement, the Company entered into a joint venture agreement with the vendor of the property. The joint venture agreement requires that the Company expend an initial $12,000 on the property by December 31, 2002 with all further expenditures split 75% for the Company and 25% for their joint venture partner.


5.     CONTINGENCY

Under the terms of the joint venture agreement, either party's interest in the joint venture will be reduced proportionately for failure to contribute to exploration costs incurred pursuant to the agreement.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)  a  transaction from which the director derived an improper personal profit;
     and
(4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such  indemnification  is  expressly  required  to  be  made  by  law;
(2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)  such  indemnification  is  required  to  be  made  pursuant  to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee    $    16.48
Federal Taxes                                          $   NIL
State Taxes and Fees                                   $   NIL
Transfer Agent Fees                                    $ 2,000
Accounting fees and expenses                           $ 3,000
Legal fees and expenses                                $20,000
Miscellaneous                                          $   NIL
                                                       ----------
Total                                                  $25,016.48
                                                       ==========

--------------------------------------------------------------------------------
All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We  issued  6,000,000 shares of common stock on December 21, 2001 to Mr. Alfredo
J. De Lucrezia. Mr. De Lucrezia is our sole director, and is our president, secretary and treasurer. Mr. De Lucrezia acquired all 6,000,000 shares at a price of $0.001 per share. Our total proceeds from this sale were $6,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 2,985,713 shares of our common stock at a price of $0.03 per share to a total of forty purchasers on January 31, 2002. The total amount we received from this offering was $89,571.39. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)  Rule:  All  offers  and  sales  must  be  made  in  offshore  transactions.
     ----
     Compliance:  All  offers  and  sales  were made to non-U.S. residents. Each
     ----------
     subscriber  is  a  resident  of  Canada.


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

(2)  Rule:  No  directed selling efforts can be made in the United States by the
     ----
     us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.
     Compliance:  No  directed  selling  efforts were made in the United States.
     ----------

(3)  Rule:  The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule
     ----
     903,  Regulation  S.
     Compliance:  We  have complied with the conditions of Category 3 of 903(b):
     ----------
     (a)  Rule:  Offering  restrictions  must  be  implemented.
          ----
          Compliance:  We  implemented offering restrictions in the Subscription
          ----------
          Agreements with  investors;

     (b)  Rule:  All  offers or sales made prior to the expiration of a one-year
          ----
          distribution compliance period (i.e., January 31, 2003) may not have been made to a U.S. person or for the account or benefit of a U.S. person.
          Compliance:  The  purchasers  in this offering are non-U.S. residents.
          ----------
          These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;

     (c) Rule: Offers or sales made prior to the expiration of a one-year distribution compliance period must have been made pursuant to the following four conditions:
          i.   Rule:  The purchaser of the securities certified that it is not a
               ----
               U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.
               Compliance:  The  purchasers  in this offering so agreed in their
               ----------
               Subscription  Agreement.
               ii.  Rule:  The purchaser of the securities agreed to resell such
                    ----
                    securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
          Compliance:  The  purchasers  in  the  offering  so  agreed  in  the
          ----------
          Subscription  Agreement.
          Rule:  The  issuer's  securities contained a legend to the effect that
          ----
          transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.
          Compliance:  A  restricted legend, as described below, will be affixed
          ----------
          to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S. These Regulation S shares have not yet been certificated.:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE

ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

          iii. Rule:  The  issuer is required, either by contract or a provision
               ----
               in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.
               Compliance:  Baymont  Corporation and each subscriber both agreed
               ----------
               in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

     (d)  Rule:  Each distributor selling securities to a distributor, a dealer,
          ----
          or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.
          Compliance:  Not  applicable  to  facts  of  offering.
          ----------

Item  27.  Exhibits

Exhibit
Number        Description
--------      --------------------
  3.1         Articles  of  Incorporation
  3.2         Amended  By-Laws
  4.1         Share  Certificate
  5.1         Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
 10.1         Property  Purchase Agreement between Lorne Warren and the
              Corporation's wholly  owned  subsidiary,  Baymont  Explorations
              Inc.
 10.2         Joint  Venture  Agreement  between  Lorne  Warren and the
              Corporation's wholly  owned  subsidiary,  Baymont  Explorations
              Inc.
 10.3         Bill  of  Sale  Absolute
 23.1         Consent  of  Morgan  &  Company,  Chartered  Accountants
 23.2         Consent  of  John  R.  Poloni,  Consulting  Geologist

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Blaine, Washington on July 11, 2002.

                                          BAYMONT  CORPORATION


                                      By: /s/ Alfredo De Lucrezia
                                          _________________________
                                          Alfredo De Lucrezia
                                          President and Sole Director
                                          (Principal Financial Officer)
                                          (Principal Accounting Officer)



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